Exhibit 99.1

NASDAQ: ATMI


        ATMI REPORTS FOURTH QUARTER AND FULL YEAR 2006 FINANCIAL RESULTS

         DANBURY, CT -- FEBRUARY 7, 2007 -- ATMI, INC. today reported revenue, net income, and diluted earnings per share for both the fourth quarter and full year ended December 31, 2006.

         For the fourth quarter, revenues increased 10% to $84.4 million, compared with $76.7 million in the fourth quarter of 2005. Net income increased 32% to $11.1 million, compared with $8.5 million a year earlier, while earnings per diluted share increased 41% to $0.31, compared to $0.22 per diluted share for the fourth quarter of 2005.

         For the full year, revenues increased 16% to $325.9 million, compared with $281.8 million in 2005. Net income for 2006 increased 30% to $40.0 million, compared with $30.7 million last year, and earnings per diluted share increased 27% to $1.08 versus $0.85 for 2005.

         Earnings per share results for 2006 include equity-based compensation expense of $0.03 per diluted share for the fourth quarter and $0.17 per diluted share for the full year, compared to $0.01 per diluted share in the fourth quarter of 2005 and $0.04 per diluted share for the full year 2005.

         "We continued to grow at double the rate of overall semiconductor manufacturing wafer starts in 2006, which reflects the importance our top-tier customers place on ATMI's process efficiency materials expertise and products," said Doug Neugold, Chief Executive Officer. "Key customers continue their longer term focus on advanced process technologies. As recent technical announcements



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ATMI REPORTS FOURTH QUARTER AND FULL YEAR 2006 FINANCIAL RESULTS -- PAGE 2


by leading device makers have made clear, semiconductor processing is about to step up to a new level of sophistication and complexity."

         Neugold continued, "Alongside the expansion of opportunities for ATMI in logic chips for the 45-nanometer generation, memory manufacturers are beginning to shift into copper materials, which should enhance our future growth. This year we will introduce several new process efficiency products -- like AutoClean(TM) for in-situ ion implantation chamber cleaning and RegenSi(TM) for wafer reclaim cleaning. These new processes have broad application in substantially reducing fab downtime across all technology generations, thereby offering significant value to customers and enlarging potential revenue opportunities for ATMI."

         Dan Sharkey, Chief Financial Officer, said, "ATMI's product sales were strong for the fourth quarter. Gross margins were 50.6% for the fourth quarter, up about 200 basis points year-over-year, although below the level we had targeted, as strong memory demand pulled through higher volumes of lower margin products."

         "Operating expenses declined as a percentage of revenues," Sharkey said. "Operating margins increased from 13.2% in the fourth quarter of 2005 to 15.7% in the fourth quarter of 2006, including about $930,000 of incremental expense in the fourth quarter of 2006 related to FAS 123(R). We anticipate continued operating leverage from strong revenue growth resulting from our focus on new products and new value-added process efficiency solutions."

          "We are optimistic about our growth and performance outlook for 2007 and expect first quarter 2007 revenues in the range of $84 to $88 million, with earnings per diluted share between $0.28 and $0.32."





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ATMI REPORTS FOURTH QUARTER AND FULL YEAR 2006 FINANCIAL RESULTS -- PAGE 3


         A conference call (dial-in: 888.822.9375) discussing the Company's recent financial results and business outlook will begin at 11:00 a.m. Eastern time, February 7, 2007. A replay of the call will be available for 48 hours (dial-in: 800.642.1687, with ID code 8030404). An audio webcast of the conference call will be available for 30 days on atmi.com.

         ATMI provides specialty materials and high-purity materials handling and delivery solutions to the worldwide semiconductor industry. For more information, please visit atmi.com.

         Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2007 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to, changes in semiconductor industry growth (including, without limitation, wafer starts) or ATMI's markets; competition, problems, or delays developing and commercializing new products; problems or delays in integrating acquired operations and businesses; and other factors described in ATMI's filings with the Securities and Exchange Commission. Such risks and uncertainties may cause actual results to differ materially from those expressed in our forward-looking statements. ATMI undertakes no obligation to update any forward-looking statements.

                                     # # # #

For more information contact:

         Dean Hamilton
         Director, ATMI Investor Relations & Corporate Communications
         203.207.9349 Direct
         203.794.1100 x4202
         dhamilton@atmi.com


                                  TABLES FOLLOW


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ATMI REPORTS FOURTH QUARTER AND FULL YEAR 2006 FINANCIAL RESULTS -- PAGE 4


                                   ATMI, INC.
                            SUMMARY INCOME STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   THREE MONTHS ENDED                         TWELVE MONTHS ENDED
                                                   ------------------                         -------------------
                                                       DECEMBER 31,                               DECEMBER 31,
                                                       ------------                               ------------
                                                 2006                2005                  2006                  2005
                                                 ----                ----                  ----                  ----
Revenues                                      $84,369             $76,652              $325,913              $281,754
Cost of revenues                               41,644              39,286               162,530               140,251
                                             --------            --------             ---------             ---------
Gross profit                                   42,725              37,366               163,383               141,503
Operating expenses:
  Research and development                      7,187               5,544                26,217                22,284
  Selling, general, and
   administrative                              22,267              21,718                90,149                78,810
                                             --------            --------             ---------             ---------
  Total operating expenses                     29,454              27,262               116,366               101,094
                                             --------            --------             ---------             ---------

Operating income                               13,271              10,104                47,017                40,409

Other income, net                               2,140               2,184                 8,839                 4,975
                                             --------            --------             ---------             ---------

Income before income taxes                     15,411              12,288                55,856                45,384

Income taxes                                    4,284               3,837                15,895                14,662
                                             --------            --------             ---------             ---------

Net income                                    $11,127             $ 8,451              $ 39,961              $ 30,722
                                             ========            ========             =========             =========


Diluted earnings per share                      $0.31               $0.22                 $1.08                 $0.85

Weighted-average shares outstanding            35,728              37,906                36,859                36,276





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ATMI REPORTS FOURTH QUARTER AND FULL YEAR 2006 FINANCIAL RESULTS -- PAGE 5


                                   ATMI, INC.
                      SCHEDULE OF EQUITY BASED COMPENSATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                THREE MONTHS ENDED               TWELVE MONTHS ENDED
                                                ------------------               -------------------
                                                    DECEMBER 31,                      DECEMBER 31,
                                                    ------------                      ------------
                                             2006 (1)         2005 (2)         2006 (3)        2005 (4)
                                             --------         --------         --------        --------
Cost of revenues                                $ 168            $ ---           $  910          $  ---
Research and development                          158              ---              773             ---
Selling, general, and administrative            1,167              566            7,681           2,226
                                               ------           ------          -------         -------

Total equity based compensation expense         1,493              566            9,364           2,226
                                               ------           ------          -------         -------

Benefit from income taxes                         500              180            3,137             720
                                               ------           ------          -------         -------

Net equity based compensation expense           $ 993            $ 386          $ 6,227         $ 1,506
                                               ======           ======          =======         =======


(1) Amounts include equity-based compensation expense related to stock options of $0.9 million, employee stock purchase plan of $0.1 million, and restricted stock awards of $0.5 million, recorded under FAS 123(R).

(2) Amounts include equity-based compensation expense related to restricted stock awards of $0.6 million, recorded under APB 25.

(3) Amounts include equity-based compensation expense related to stock options of $5.8 million, employee stock purchase plan of $0.5 million, and restricted stock awards of $3.1 million, recorded under FAS 123(R).

(4) Amounts include equity-based compensation expense related to restricted stock awards of $2.2 million, recorded under APB 25.





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ATMI REPORTS FOURTH QUARTER AND FULL YEAR 2006 FINANCIAL RESULTS -- PAGE 6


                                   ATMI, INC.
                             SUMMARY BALANCE SHEETS
                                 (IN THOUSANDS)


BALANCE SHEET HIGHLIGHTS                                DECEMBER 31,          DECEMBER 31,
                                                        ------------          ------------
                                                            2006                  2005
                                                            ----                  ----
Assets
   Cash & marketable securities (1)                       $204,687               $209,851
   Accounts receivable, net                                 55,867                 47,125
   Inventory, net                                           47,339                 39,850
   Other current assets                                     24,341                 21,675
                                                         ---------              ---------
      Total current assets                                 332,234                318,501
   Fixed assets, net                                        92,719                 82,821
   Marketable securities, non-current (1)                   14,379                 46,286
   Other assets                                             48,705                 52,228
                                                         ---------              ---------
        Total assets                                      $488,037               $499,836
                                                         ---------              ---------

Liabilities and stockholders' equity
   Accounts payable                                        $20,144                $11,910
   Other current liabilities                                30,728                 31,746
                                                         ---------              ---------
     Total current liabilities                              50,872                 43,656
   Non-current liabilities                                   1,669                  3,460
   Stockholders' equity                                    435,496                452,720
                                                         ---------              ---------
      Total liabilities & stockholders' equity            $488,037               $499,836
                                                         ---------              ---------


(1) Total cash and marketable securities equaled $219.1 million and $256.1 million at December 31, 2006 and December 31, 2005, respectively.







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